Exhibit 99.1

Asure Software Reports Record Second Quarter 2016 Financial Results

 Company Raises Guidance for Full Year

AUSTIN, TX – August 15, 2016 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workplace management software, reported results for the second quarter ended June 30, 2016. The company also reported pro forma unaudited results, which included results from the acquisition of Mangrove Software as if it was completed on January 1, 2015.

Second Quarter 2016 Financial Summary	Actual Results			Pro Forma Results
(in millions except per share data and percentages)	Q2 2016	Q2 2015	Change (%)	Q2 2016	Q2 2015	Change (%)
Revenue	$9.7	$7.2	35%	$9.7	$9.0	8%

Gross Margin	$7.5	$5.3	42%	$7.5	$6.7	11%
Gross Margin (as a % of revenue)	77.5%	73.8%	5%	77.5%	75.2%	3%

EBITDA (excluding one-time expenses)	$2.6	$1.4	90%	$2.6	$1.4	87%

Net Income (Loss)	$0.1	$0.1	43%	$0.1	$(0.5)	128%
Net Income (Loss) per Diluted Share, Excluding one-time expenses	$0.15	$0.04	275%	$0.15	$(0.06)	350%

Year to Date 2016 Financial Summary	Actual Results			Pro Forma Results
(in millions except per share data and percentages)	YTD 2016	YTD 2015	Change (%)	YTD 2016	YTD 2015	Change (%)
Revenue	$16.4	$13.5	21%	$18.5	$17.4	7%

Gross Margin	$12.5	$10.0	25%	$14.2	$13.1	9%
Gross Margin (as a % of revenue)	76.2%	73.8%	3%	76.7%	75.3%	2%

EBITDA (excluding one-time expenses)	$3.0	$2.4	28%	$3.5	$2.7	28%

Net Income (Loss)	$(1.4)	$(0.4)	-265%	$(0.6)	$(1.2)	46%
Net Income (Loss) per Diluted Share, Excluding one-time expenses	$0.04	$-	-	$0.06	$(0.13)	146%

Second Quarter 2016 Operational Highlights
•	Deepened European market presence through partnership with Payscape, a leading payroll provider based in the UK, who will offer Asure's time and labor management solutions.
•	Formed a technology partnership with Quora to provide Asure's clients with real-time analytics to help them optimize and enable change in their workplace environment and workforce.
•	Cloud bookings in the quarter decreased 28% year-over-year due to a large customer win in Q2 2015, while total bookings were up 17% year-over-year.
•
Backlog totaled $2.6 million, a 3% decrease compared to the prior quarter and a 18% decrease from the year-ago quarter. The company continues to expect many enterprise clients to move through the implementation process throughout the rest of fiscal 2016, which will result in conversion from backlog to reported revenue growth.

•
Secured several new wins across a range of industry verticals, including MetLife, Procter & Gamble, Allstate Insurance Company, ECI Electronic Commerce, Rogers Communications, ABM, ExxonMobil, and State Street Corporation.

•	Named the winner of a Bronze Stevie® Award in the Best New Product or Service of the Year category in The 14th Annual American Business Awards

Second Quarter 2016 Financial Results
•
Revenue for the quarter increased 35% to $9.7 million from $7.2 million in the same year-ago quarter. On a pro forma basis, including the results from Mangrove Software as if the acquisition was completed on January 1, 2015, revenue increased 8% to $9.7 million from $9.0 million in the same year-ago quarter.

•	Recurring revenue for the quarter as a percent of total revenue was 72.1%, an improvement from 69.9% in the second quarter of 2015.
•	Cloud revenue increased 58%, hardware revenue increased 22%, on premise software revenue increased 43%, and professional services revenue increased 62% from the second quarter of 2015.
•	Gross margin for the quarter was $7.5 million (77.5% of total revenue), a 42% increase from $5.3 million (73.8% of total revenue) in the second quarter of 2015.
•	EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization)* excluding one-time items* for the quarter was approximately $2.6 million an increase of 90% compared to $1.4 million in the second quarter of 2015.
•
Net income per share (excluding one-times*) for the second quarter totaled $0.15, compared to net income per share (excluding one-times*) of $0.04 in the second quarter of 2015. On a pro forma basis, including the results from Mangrove Software as if the acquisition was completed on January 1, 2015, net income per share (excluding one-times*) totaled $0.15, an improvement from a net loss per share (excluding one-times*) of $(0.06) in the same year-ago quarter.

Financial Outlook
On a proforma basis, including the company's acquisition of Mangrove on March 21, 2016 and under the condition that Mangrove and Asure had been combined as a single company on January 1, 2016, Asure management increased its guidance for fiscal 2016 ending December 31:

2016 Financial Guidance	Fiscal 2016 (vs. Fiscal 2015)
Revenue	$37.75 million to $38.75 million (+0.6% to +0.7% vs. previous guidance and +40.3% TO +44.0% vs. YTD 2015 actual)
EBITDA, excluding one-time items	$7.75 million to $8.25 million (+3.1% to +3.3% vs. previous guidance and +107.6% to +120.9% vs. YTD 2015 actual )
Net income per share, excluding one-time items	$0.22 to $0.30 (+50.0% to +83.3% vs. previous guidance and vs. a loss of $0.17 YTD 2015 actual)

Management Commentary
"We entered Q2 having just completed the acquisition of Mangrove Software, but exited the quarter as a more complete, unified, and stronger organization," said Pat Goepel, CEO of Asure Software. "During the quarter, we not only were able to fully integrate Mangrove into our operations, but also began to realize some of the cost-saving synergies and cross-selling activity we forecasted prior to the acquisition. In fact, our HCM solution has already begun to gain traction with some of our existing customers, demonstrating the immediate benefits of having a more well-rounded solution to address the full spectrum of today's workforce challenges.

"Looking beyond Mangrove, our core workspace and time and labor management solutions continued to drive strong growth during Q2. On a pro-forma basis, revenue was up 8%, gross margin up 11%, and EBITDA excluding one-time expenses up 87%—all over the same year-ago period. We also realized a profit during the quarter, despite a considerable amount of one-time expenses related to the acquisition, which we expect to largely disappear during the third quarter. While our cloud bookings were down year-over-year, due to a significant win we secured in Q2 of last year, our cloud revenue continued to grow appreciably, mainly because of our continued success in migrating our on-premise clients to the cloud.

"To add to that, we experienced a more streamlined backlog conversion process. With the acquisition behind us, we were able to put the right measures in place to more quickly and effectively convert our backlog into realized revenue. In Q2, we experienced some of the fruits of that labor, with backlog decreasing on both a sequential and year-over-year basis. Combining this improved backlog system with a reorganized sales force to focus on larger and more meaningful deals, we believe our sales pipeline is on track to grow at an accelerated rate moving forward.

"Along those lines, we continue to be optimistic about our financial performance for the full year. Because of the strong performance we've had so far, along with the fact that we've experienced faster-than-expected realization of cost synergies and backlog conversion, we believe it is necessary to raise our full year guidance for 2016.

"Overall, Q2 was a great quarter for us, concluding with the full integration of an acquisition that we feel is truly transformational to how we do business. Going forward, we will continue to execute on our key initiatives, including bringing our HCM customers live, continuing to realize the cost synergies from the acquisition, and using our integrated suite of solutions to secure new wins that can build on our progress and position us to scale even further."

Conference Call Details
Asure management will host a conference call today at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Brad Wolfe will host the presentation, followed by a question and answer period.

Date: Monday, August 15, 2016
Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)
U.S. dial-in: (877) 853-5636
International dial-in: (631) 291-4544
Conference ID: 48723708

Please call the conference telephone number ten minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

About Asure Software
Asure Software, Inc., (NASDAQ: ASUR) is headquartered in Austin, Texas with regional headquarters in London, England. Asure helps companies better manage their global, mobile workforces with cloud-based and mobile solutions that bring people, time, space and assets together in a meaningful way. The company serves approximately 7,000 clients worldwide with workplace and workforce management solutions that offer innovative ways to help meet the needs of an agile workforce. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

Company Contact:
Brad Wolfe, CFO
Asure Software, Inc.
888-323-8835
bwolfe@asuresoftware.com

Investor Relations Contact:
Matt Glover and Najim Mostamand
Liolios Group, Inc.
949-574-3860
ASUR@liolios.com

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30, 2016 (Unaudited)	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$283	$1,158
Accounts and note receivable, net of allowance for doubtful accounts of $113 and $145 at June 30, 2016 and December 31, 2015, respectively	6,180	4,671
Inventory	516	784
Prepaid expenses and other current assets	1,422	1,072
Total current assets before funds held for clients	8,401	7,685
Funds held for clients	24,525	-
Total current assets	32,926	7,685
Property and equipment, net	2,003	2,212
Goodwill	26,265	17,436
Intangible assets, net	13,510	6,026
Other assets	100	458
Total assets	$74,804	$33,817
Liabilities and stockholders' equity
Current liabilities:
Current portion of notes payable, net of debt issuance cost	$4,901	$909
Accounts payable	2,418	2,670
Accrued compensation and benefits	1,099	715
Other accrued liabilities	1,489	1,181
Deferred revenue	9,341	10,803
Total current liabilities before client fund obligations	19,248	16,278
Client fund obligations	24,525	-
Total current liabilities	43,773	16,278
Long-term liabilities:
Deferred revenue	1,545	947
Notes payable, net of debt issuance cost	26,074	12,384
Other liabilities	363	490
Total long-term liabilities	27,982	13,821
Total liabilities	71,755	30,099
Stockholders' equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 6,901 and 6,674 shares issued, 6,517 and 6,290 shares outstanding at June 30, 2016 and December 31, 2015, respectively	69	67
Treasury stock at cost, 384 shares at June 30, 2016 and December 31, 2015	(5,017)	(5,017)
Additional paid-in capital	280,280	279,649
Accumulated deficit	(272,321)	(270,903)
Accumulated other comprehensive income (loss)	38	(78)
Total stockholders' equity	3,049	3,718
Total liabilities and stockholders' equity	$74,804	$33,817

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED June 30,		FOR THE SIX MONTHS ENDED June 30,
	2016	2015	2016	2015
Revenues:
Cloud revenue	$5,389	$3,417	$9,251	$6,788
Hardware revenue	1,275	1,047	1,968	1,632
Maintenance and support revenue	1,192	1,541	2,431	3,107
On premise software license revenue	458	321	598	487
Professional services revenue	1,350	833	2,138	1,477
Total revenues	9,664	7,159	16,386	13,491
Cost of sales	2,176	1,879	3,906	3,531
Gross margin	7,488	5,280	12,480	9,960

Operating expenses
Selling, general and administrative	5,480	3,612	9,807	7,061
Research and development	645	743	1,456	1,481
Amortization of intangible assets	626	504	1,003	1,009
Total operating expenses	6,751	4,859	12,266	9,551

Income from operations	737	421	214	409

Other income (loss)
Interest income	-	-	10	-
Loss on lease termination	-	-	-	(110)
Foreign currency gain (loss)	1	3	2	(8)
Interest expense and other	(560)	(279)	(852)	(561)
Interest expense- amortization of original issue discount (OID)	-	(8)	-	(16)
Acquisition costs	-	-	(706)	-
Total other loss, net	(559)	(284)	(1,546)	(695)

Income (loss) from operations before income taxes	178	137	(1,332)	(286)
Income tax provision	(42)	(42)	(86)	(102)
Net income (loss)	$136	$95	$(1,418)	$(388)
Other comprehensive income (loss)
Foreign currency gain (loss)	81	(41)	116	(35)
Other comprehensive income (loss)	$217	54	$(1,302)	$(423)

Basic and diluted net income (loss) per share
Basic	$0.02	$0.02	$(0.23)	$(0.06)
Diluted	$0.02	$0.02	$(0.23)	$(0.06)
Weighted average basic and diluted shares
Basic	6,294,000	6,066,000	6,292,000	6,061,000
Diluted	6,429,000	6,231,000	6,292,000	6,061,000

 ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,418)	$(388)
Adjustments to reconcile net loss to net cash (used in) provided by operations:
Depreciation and amortization	1,706	1,553
Provision for doubtful accounts	10	40
Share-based compensation	106	98
Other	-	26
Changes in operating assets and liabilities:
Accounts receivable	(1,059)	96
Inventory	268	(143)
Prepaid expenses and other assets	86	(922)
Accounts payable	(316)	572
Accrued expenses and other long-term obligations	397	(196)
Deferred revenue	(864)	126
Net cash (used in) provided by operating activities	(1,084)	862

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(12,000)	-
Purchases of property and equipment	(24)	(989)
Disposals of property and equipment	-	18
Collection of note receivable	64	-
Net change in funds held for clients	(8,106)	-
Net cash used in investing activities	(20,066)	(971)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	15,335	2,500
Payments on notes payable	(3,274)	(2,875)
Payments on amendment of senior notes payable	-	(75)
Debt financing fees	(438)	-
Payments on capital leases	(106)	(97)
Net proceeds from exercise of stock options	528	585
Net change in client fund obligations	8,106	-
Net cash provided by financing activities	20,151	38

Effect of foreign exchange rates	124	(36)

Net decrease in cash and cash equivalents	(875)	(107)
Cash and cash equivalents at beginning of period	1,158	320
Cash and cash equivalents at end of period	$283	$213

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$456	$586

Non-cash Investing and Financing Activities:
Note receivable from customer	-	601
Subordinated notes payable – Mangrove acquisition	6,000	-

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the "Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)" and the "Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items" tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company's GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Non-GAAP Revenue is computed by adding back the deferred revenue fair market valuation to GAAP revenue.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time items.

FOR THE THREE MONTHS ENDED

$000s	June 30, 2016	June 30, 2015
Net Income (loss)	136	95
Interest and amortization of OID	560	287
Tax	42	42
Depreciation	259	158
Amortization	732	610
Stock Compensation	67	12
EBITDA	1,796	1,253
One-time items	831	132
EBITDA excluding one-time items	2,627	1,385

FOR THE SIX MONTHS ENDED

$000s	June 30, 2016	June 30, 2015
Net Loss	(1,418)	(388)
Interest and amortization of OID	852	577
Tax	86	102
Depreciation	490	332
Amortization	1,216	1,221
Stock Compensation	106	98
EBITDA	1,332	1,942
One-time items	1,683	415
EBITDA excluding one-time items	3,015	2,357

Reconciliation of GAAP Net Earnings to Net Earnings Excluding One-time items

FOR THE THREE MONTHS ENDED

$000s	June 30, 2016	June 30, 2016
Net Income (loss)	136	95
Legal & Professional Services	175	10
Severance, Recruitment & Relocation	584	-
Other one-time items (net)	72	122
Sub-total excluding Taxes	831	132
Sub-total one-time items	831	132
Net Income (loss) excluding one-time items	967	227

FOR THE SIX MONTHS ENDED

$000s	June 30, 2016	June 30, 2015
Net Loss	(1,418)	(388)
Legal & Professional Services	857	18
Severance, Recruitment & Relocation	722	55
Other one-time items (net)	104	342
Sub-total excluding Taxes	1,683	415
Sub-total one-time items	1,683	415
Net Income excluding one-time items	265	27